SUBSIDIARIES OF THE REGISTRANT		Exhibit 21.1

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation
Respawn Entertainment, LLC	Respawn Entertainment, LLC	California
Prairie-Winnetka Holdings, LLC (US)	Prairie-Winnetka Holdings, LLC (US)	California
BioWare ULC	BioWare ULC	Canada
Electronic Arts (Canada), Inc.	Electronic Arts (Canada), Inc.	Canada
EA Mobile (Canada) ULC	EA Mobile (Canada) ULC	Canada
Electronic Arts Computer Software (Shanghai) Co., Ltd.	Electronic Arts Computer Software (Shanghai) Co., Ltd.	China
Electronic Arts Proprietary Limited	Electronic Arts Proprietary Limited	Commonwealth of Australia
EA Entertainment, Inc.	EA Entertainment, Inc.	Delaware
EA Mobile (Canada Holdings) Inc.	EA Mobile (Canada Holdings) Inc.	Delaware
Electronic Arts Productions Inc.	Crocodile Productions	Delaware
Electronic Arts Redwood LLC	Electronic Arts Redwood LLC	Delaware
PopCap Games, LLC	PopCap Games, LLC	Delaware
Glu Mobile LLC	Glu Mobile LLC	Delaware
Glu Newco LLC	Glu Newco LLC	Delaware
Bingo Acquisition Corporation	Bingo Acquisition Corporation	Delaware
Crowdstar LLC	Crowdstar LLC	Delaware
Glu Toronto Inc.	Glu Toronto Inc.	Canada
Griptonite Games India Pvt. Ltd.	Griptonite Games India Pvt. Ltd.	India
Griptonite Games LLC	Griptonite Games LLC	Delaware
Glu Games LLC	Glu Games LLC	Delaware
Cosmic Pop LLC	Cosmic Pop LLC	Delaware
Creatif Studios LLC	Creatif Studios LLC	Delaware
Fishing Games LLC	Fishing Games LLC	Delaware
GlytchCo Games LLC	GlytchCo Games LLC	Delaware
Gems Interactive LLC	Gems Interactive LLC	Delaware
Electronic Arts Finland OY	Electronic Arts Finland OY	Finland
Electronic Arts - Tiburon, A Florida Corporation	Tiburon	Florida
Electronic Arts Publishing SARL	Electronic Arts Publishing SARL	France
Electronic Arts GmbH	Electronic Arts GmbH	Germany
Electronic Arts Games (India) Private Limited	Electronic Arts Games (India) Private Limited	India
Electronic Arts Ireland Limited	Electronic Arts Ireland Limited	Ireland
Carpetville Limited	Carpetville Limited	Ireland
Electronic Arts Israel Ltd	Electronic Arts Israel Ltd	Israel
Electronic Arts Italia S.r.l.	EA Italy	Italy
Electronic Arts K.K.	Electronic Arts K.K.	Japan
IoTech Finance SARL	IoTech Finance SARL	Luxemburg
Codemasters Studios Sdn Bhd	Codemasters Studios Sdn Bhd	Malaysia
EA México S. de R.L. de C.V.	EA México S. de R.L. de C.V.	Mexico
Electronic Arts Polska Sp. Z.O.O.	EA Poland	Poland
Electronic Arts Romania SRL	Electronic Arts Romania SRL	Romania
Electronic Arts Asia Pacific Pte Ltd	Electronic Arts Asia Pacific Pte Ltd	Singapore

SUBSIDIARIES OF THE REGISTRANT		Exhibit 21.1

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation
Electronic Arts Singapore Pte. Ltd.	Electronic Arts Singapore Pte. Ltd.	Singapore
Slightly Mad Studios Pte. Ltd.	Slightly Mad Studios Pte. Ltd.	Singapore
Electronic Arts Korea LLC	Electronic Arts Korea LLC	South Korea
Electronic Arts Software S.L.	Electronic Arts Software S.L.	Spain
Digital Illusions CE AB	Digital Illusion CE AB	Sweden
EA Digital Illusions CE AB	EA Digital Illusions CE AB	Sweden
Electronic Arts Sweden AB	EA Sweden	Sweden
EA Swiss Sárl	EA Swiss Sárl	Switzerland
Electronic Arts Geneva Sàrl	Electronic Arts Geneva Sarl	Switzerland
Electronic Arts Nederland B.V.	Electronic Arts B.V.	The Netherlands
Playfish Limited	Playfish Limited	United Kingdom
Chillingo Limited	Chillingo Limited	United Kingdom
Criterion Software Limited	Criterion Software Limited	United Kingdom
Electronic Arts Limited	Electronic Arts Limited	United Kingdom
Electronic Arts Production Services (UK) Limited	Electronic Arts Production Services (UK) Limited	United Kingdom
Codex Games Limited	Codex Games Limited	United Kingdom
Codemasters Group Holdings Ltd	Codemasters Group Holdings Ltd	United Kingdom
The Codemasters Software Company Limited	The Codemasters Software Company Limited	United Kingdom
Codemasters Development Company Limited	Codemasters Development Company Limited	United Kingdom
IoTech Engine Limited	IoTech Engine Limited	United Kingdom
SMS Virgo Limited	SMS Virgo Limited	United Kingdom
SMS Phoenix Limited	SMS Phoenix Limited	United Kingdom
SMS Hydra Limited	SMS Hydra Limited	United Kingdom
Middleware Limited	Middleware Limited	United Kingdom
IoTech Studios Limited	IoTech Studios Limited	United Kingdom
SMS Apollo Limited	SMS Apollo Limited	United Kingdom
Slightly Mad Studios Limited	Slightly Mad Studios Limited	United Kingdom
Pine Interactive Ltd.	Pine Interactive Ltd.	United Kingdom
Playdemic Ltd.	Playdemic Ltd.	United Kingdom
Playdemic Development Ltd.	Playdemic Development Ltd.	United Kingdom